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                                 EXHIBIT (h)(1)

     MANAGEMENT AND ADMINISTRATION AGREEMENT DATED AS OF NOVEMBER 23, 1999
                BETWEEN THE REGISTRANT AND ASO SERVICES COMPANY
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                   MANAGEMENT AND ADMINISTRATION AGREEMENT

                           AS OF NOVEMBER 23, 1999

ASO SERVICES COMPANY, INC.
3435 STELZER ROAD
COLUMBUS, OHIO 43219

Gentlemen:

      AmSouth Mutual Funds, a Massachusetts business trust (the "Trust"), herewith confirms its Agreement with ASO Services Company, Inc.
("Administrator") as follows:

      The Trust desires to employ a portion of its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its Declaration of Trust and in the Prospectuses and Statement of Additional Information relating to each of the investment portfolios and any additional investment portfolios of the Trust, as each are or will be identified on Schedule A hereto (such investment portfolios and any additional investment portfolios together called the "Funds"), copies of which have been or will be submitted to Administrator, and in resolutions of the Trust's Board of Trustees. The Trust desires to engage Administrator to serve as the manager and administrator for the Funds upon the following terms and conditions.

      1.    Services as Manager and Administrator

      Subject to the direction and control of the Board of Trustees of the Trust, Administrator will assist in supervising all aspects of the operations of the Funds except those performed by the investment adviser for the Funds under its Investment Advisory Agreements, the custodian for the Funds under its Custodial Services Agreement, the transfer agent for the Funds under its Transfer Agency Agreement and the fund accountant for the Funds under its Fund Accounting Agreement.

      Administrator will maintain office facilities (which may be in the office of Administrator or an affiliate but shall be in such location as the Trust shall reasonably determine); furnish statistical and research data, clerical and certain bookkeeping services and stationery and office supplies; prepare the periodic reports to the Securities and Exchange Commission (the "Commission") on Form N-SAR or any replacement forms therefor; compile data for, assist the Trust or its designee in the preparation of, and file all the Funds' federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian and transfer agent; prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; respond to fund audits from both independent accountants and regulatory agencies and coordinate Commission inspections; provide support and review of periodic Commission and Internal Revenue Service qualification and compliance measurement tests; assist to the extent requested by the Trust with the Trust's preparation of its Annual and Semi-Annual Reports to Shareholders and its Registration Statements (on Form
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N-1A or any replacement therefor); maintain fund and director insurance as directed by the Trust; assist to the extent requested by the Trust in the Trust's Shareholder Meeting and proxy solicitation process; compile data for, prepare and file timely Notices to the Commission required pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act"); keep and maintain Fund agreements with service providers and broker-dealers; review and file all Fund advertising and sales material; keep and maintain the financial accounts and records of the Funds, including calculation of daily expense accruals; in the case of money market funds, periodically review the amount of deviation, if any, of the current net asset value per share (calculated using available market quotations or an appropriate substitute that reflects current market conditions) from each money market fund's amortized cost price per share; and generally assist in all aspects of the operations of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Administrator may delegate some or all of its responsibilities under this Agreement.

      Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Administrator shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Administrator shall be responsible, to the extent provided in
Section 4 hereof, for all acts of such subcontractor as if such acts were its own.

      2.    Fees; Expenses

      In consideration of the services rendered and expenses assumed by Administrator pursuant to this Agreement and by Administrator pursuant to the Fund Accounting Agreement, dated November 23, 1999, between Administrator and the Trust, each of the Funds will pay Administrator on the first business day of each month, or at such time(s) as Administrator shall request and the parties hereto shall agree, a fee, computed daily and paid as specified below, equal to the applicable annual rate set forth on Schedule A hereto. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

      For the purpose of determining fees payable to Administrator, the value of the net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.


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      Administrator will from time to time employ or associate with itself such person or persons as Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both Administrator and the Trust. The compensation of such person or persons shall be paid by Administrator and no obligation may be incurred on behalf of the Funds in such respect. Other expenses to be incurred in the operation of the Funds including taxes, interest, brokerage fees and commissions, if any, fees of Trustees who are not partners, officers, directors, shareholders or employees of Administrator or the investment adviser or distributor for the Funds, commission fees and state Blue Sky qualification and renewal fees and expenses, investment advisory fees, custodian fees, transfer and dividend disbursing agents' fees, fund accounting fees including pricing of portfolio securities, certain insurance premiums, outside auditing and legal expenses, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current Shareholders of the Funds, costs of Shareholders' and Trustees' reports and meetings and any extraordinary expenses will be borne by the Funds; provided, however, that the Funds will not bear, directly or indirectly, the costs of any activity which is primarily intended to result in the distribution of shares of the Funds.

      3.    Proprietary and Confidential Information

      Administrator agrees on behalf of itself and its officers and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      4.    Limitation of Liability

      Administrator shall not be liable for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, employee, or agent of Administrator, who may be or become an officer, Trustee, employee, or agent of the Trust or the Funds shall be deemed, when rendering services to the Trust or the Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as a partner, employee, or agent or one under the control or direction of Administrator even though paid by it.


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      5.    Term

       The term of this Agreement shall commence on the date first written above (the "Effective Date") and shall remain in effect for a period of two (2) years following the merger (the "Merger") of the ISG Funds (investment portfolios within the Infinity Mutual Funds, Inc.) into the Trust (the "Initial Term"); provided, however, that, in the event that an acquisition of AmSouth Bank is announced during the Initial Term, such Initial Term shall be automatically extended in which case this Agreement shall remain in effect for a period of three (3) years following the Merger. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive two-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause. Written notice of nonrenewal must be provided at least sixty
(60) days prior to the end of the Initial Term or any Rollover Period, as the case may be.

       For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involved by way of pleading, consent, or acquiescence in, a voluntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (d) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein.

       Notwithstanding the foregoing, after such termination, for so long as Administrator, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due Administrator and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. Administrator shall be entitled to collect from the Trust, in addition to the compensation described in Schedule A hereto, the amount of all of Administrator's cash disbursements for services in connection with Administrator's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents.

       If, during the term of this Agreement, there is a change of control of AmSouth Bank and Administrator is not retained by the Trust as administrator at comparable fees in effect prior to the change of control, liquidated damages shall be paid by the Trust to Administrator in an amount


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equal to the fees that are due and payable under this Agreement for the greater of (i) the remainder of the contract term of this Agreement or (ii) a one-year period.

      6. Representations of the Trust.

      The Trust certifies to Administrator that this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      7.    Representations of Administrator.

      Administrator represents and warrants that: (1) the various procedures and systems which Administrator has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the records and other data of the Trust and Administrator's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of it obligations hereunder, and
(2) this Agreement has been duly authorized by Administrator and, when executed and delivered by Administrator, will constitute a legal, valid and binding obligation of Administrator, enforceable against Administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      8.    Insurance.

      Administrator shall notify the Trust should any of its insurance coverage be cancelled or reduced. Such notification shall include the date of change and the reasons therefor. Administrator shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Administrator under its insurance coverage.

      9. Governing Law and Matters Relating to the Trust as a Massachusetts Business Trust

      This Agreement shall be governed by the law of the Commonwealth of Massachusetts. The names "AmSouth Mutual Funds" and "Trustees of AmSouth Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust dated as of October 1, 1987, as amended June 25, 1993, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "AmSouth Mutual Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually,


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but in such capacities, and are not binding upon any of the Trustees,
Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust. If the foregoing is in accordance with your understanding, kindly so indicate by signing and returning to us the enclosed copy hereof.

                                          Very truly yours,

                                          AMSOUTH MUTUAL FUNDS

                                          By:    /s/ J. David Huber
                                                 ----------------------------
                                          Title: Chairman
                                                 ----------------------------

Accepted:

ASO SERVICES COMPANY, INC.

By:    /s/ Walter B. Grimm
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Title: President
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                                                      DATED: NOVEMBER 23, 1999

                                   SCHEDULE A

                                     TO THE
                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                                     BETWEEN
                              AMSOUTH MUTUAL FUNDS
                                       AND
                           ASO SERVICES COMPANY, INC.

COMPENSATION

1.   FEES PAYABLE PRIOR TO MERGER OF ISG FUNDS INTO AMSOUTH MUTUAL FUNDS

Name of Fund

AmSouth Prime Obligations Fund, AmSouth U.S. Treasury Fund, AmSouth Tax Exempt Fund, AmSouth Equity Fund, AmSouth Regional Equity Fund, AmSouth Balanced Fund, AmSouth Bond Fund, AmSouth Limited Maturity Fund, AmSouth Municipal Bond Fund, AmSouth Government Income Fund, AmSouth Florida Tax-Free Fund, AmSouth Capital Growth Fund, AmSouth Small Cap Fund, AmSouth Equity Income Fund, AmSouth Enhanced Market Fund, and AmSouth Select Equity Fund

AmSouth Institutional Prime Obligations Fund and AmSouth Institutional U.S. Treasury Fund

Compensation*

Annual Rate of twenty one-hundredths of one percent (0.20%) of each such Fund's average daily net assets


Annual Rate of ten one-hundredths of one percent (0.10%) of each such Fund's average daily net assets


      In addition to the foregoing, Funds that have two (2) or more classes of shares each having different net asset values or paying different daily dividends shall be subject to an additional annual fee of $10,000 per additional class.

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      *All fees are computed daily and paid periodically.


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      2.    FEES PAYABLE FOLLOWING THE MERGER OF ISG FUNDS INTO AMSOUTH MUTUAL
            FUNDS

Name of Fund

AmSouth Prime Obligations Fund, AmSouth U.S. Treasury Fund, AmSouth Tax Exempt Fund, AmSouth Equity Fund, AmSouth Regional Equity Fund, AmSouth Balanced Fund, AmSouth Bond Fund, AmSouth Limited Maturity Fund, AmSouth Municipal Bond Fund, AmSouth Government Income Fund, AmSouth Florida Tax-Free Fund, AmSouth Capital Growth Fund, AmSouth Small Cap Fund, AmSouth Equity Income Fund, AmSouth Enhanced Market Fund, and AmSouth Select Equity Fund

AmSouth Institutional Prime Obligations Fund and AmSouth Institutional U.S. Treasury Fund


Compensation*

Annual Rate of twenty one- hundredths of one percent (0.20%) of each such Fund's average daily net assets


Annual Rate of ten one-hundredths of one percent (0.10%) of each such Fund's average daily net assets


      In addition to the foregoing, for all Funds that are created following the merger of ISG Funds into AmSouth Mutual Funds that have two (2) or more classes of shares each having different net asset values or paying different daily dividends, such Funds shall be subject to an additional annual fee of $10,000 per additional class.

      The parties acknowledge and agree that the above-referenced fee schedule reflects the agreed upon compensation (i) payable to Administrator for the services to be provided under this Agreement and (ii) payable to Administrator for the services to be provided under the Fund Accounting Agreement, dated November 23, 1999, between Administrator and the Trust.

                                                AMSOUTH MUTUAL FUNDS

                                                By:    /s/ J. David Huber
                                                       ------------------------
                                                Title: Chairman
                                                       ------------------------

                                                ASO SERVICES COMPANY, INC.

                                                By:    /s/ Walter B. Grimm
                                                       ------------------------
                                                Title: President
                                                       ------------------------

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      *All fees are computed daily and paid periodically.


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